Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER 2018 RESULTS AND REAFFIRMS 2018 GUIDANCE
RUTLAND, VERMONT (May 3, 2018) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended March 31, 2018. In addition, the Company reaffirms its revenues, Adjusted EBITDA*, and Normalized Free Cash Flow* guidance ranges for the fiscal year ending December 31, 2018.
Highlights for the Three Months Ended March 31, 2018:

•	Revenues were $147.5 million for the quarter, up $13.7 million, or 10.2%, from the same period in 2017.

•	Net loss was $(3.9) million for the quarter, an increase of $(3.7) million from the same period in 2017.

•	Adjusted Net Income Attributable to Common Stockholders* was $0.1 million for the quarter, down $(0.2) million from the same period in 2017.

•	Adjusted EBITDA was $24.6 million for the quarter, up $1.5 million, or 6.4%, from the same period in 2017.

•	Net cash provided by operating activities was $12.8 million for the quarter, up $2.1 million, or 19.8%, from the same period in 2017.

•	Normalized Free Cash Flow was $7.2 million for the quarter, up $6.1 million, or 529.5%, from the same period in 2017.

•	Overall solid waste pricing for the quarter was up 4.3%, driven by strong landfill pricing, up 4.9%, and robust collection pricing, up 4.8%.
“We had another strong operational quarter, as we continued to execute well against our key strategies,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on creating shareholder value through increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, driving general and administrative efficiencies, and strong capital discipline.”
“The progress we have made on our strategies is apparent in the positive financial results in the first quarter, despite significant recycling headwinds,” Casella said. “Our disciplined solid waste pricing programs continued to add value, with landfill pricing up 4.9% and collection pricing up 4.8%. This strong pricing was coupled with 6.6% solid waste volume growth, mainly driven by robust disposal volume growth. Roughly 60% of our disposal volume growth during the quarter was driven by a one-time $3.5 million soil remediation project for a key customer and the remaining 40% was driven by higher landfill volumes across all waste types as we continued to source new landfill volumes at higher prices in the tightening northeastern disposal markets."
“Commodity pricing for recycled paper and cardboard continued to deteriorate during the first quarter due to China’s ban on mixed paper and new lower contamination standards,” Casella said. “Our average commodity revenue per ton was down roughly 50% year-over-year, with mixed paper pricing down over 90% during this same period. Our risk mitigation programs are working well to help offset this historic decline in commodity prices. However, several factors contributed to an under-recovery during the quarter, including: the rapid sequential decline in commodity prices from December to March caused our recovery fees to get behind due to their calculation based on a one-month trailing index; we are absorbing all of the commodity pricing risk on several legacy contracts, which make up roughly 15% of our commodity sales; and our variable costs were up as we had to slow processing lines to improve quality while we incurred higher transportation costs to deliver commodities to new markets. Given these headwinds, recycling operating income missed budget by roughly $2.0 million during the quarter.”
“As we first announced in early August 2017, we have adjusted our capital strategy to balance delevering with prudent growth through acquisition or development investments,” Casella said. “We have set a goal to grow revenues by $20.0 million to $40.0 million per year through acquisition or development activity for the next three years as part of this new strategy. We are off to a great start with this strategy, with roughly $20.0 million of acquired revenues over the last four months. Our acquisition pipeline remains robust, and we believe that investing a portion of our excess cash flows to grow our business will create additional shareholder returns through higher cash flows driven by new revenue streams, internalization to our disposal facilities and cost synergies.”

For the quarter, revenues were $147.5 million, up $13.7 million, or 10.2%, from the same period in 2017, with revenues growth mainly driven by: robust collection and disposal pricing; higher solid waste volumes; higher organics and customer solutions volumes; and the roll-over impact from acquisitions; partially offset by lower recycling commodity prices and volumes.
Net loss attributable to common stockholders was $(3.9) million, or $(0.09) per diluted common share for the quarter, an increase in net loss attributable to common stockholders of $(3.7) million, as compared to net loss attributable to common stockholders of $(0.2) million, or $(0.01) per diluted common share for the same period in 2017. Adjusted Net Income Attributable to Common Stockholders was $0.1 million for the quarter, or Adjusted Diluted Earnings Per Common Share* of $0.00 for the quarter, as compared to Adjusted Net Income Attributable to Common Stockholders of $0.3 million, or Adjusted Diluted Earnings Per Common Share of $0.01 for the same period in 2017.
The first quarter included: a $2.1 million contract settlement charge related to the termination of a recycling brokerage contract, exiting the contract has a positive return for the Company; a $1.6 million Southbridge Landfill closure charge primarily related to a reserve established for an expected settlement with the Town of Charlton; and a $0.3 million development project charge associated with certain costs incurred at our North Country Landfill.
Operating income was $0.8 million for the quarter, as compared to operating income of $6.6 million for the same period in 2017. Adjusted Operating Income was $4.8 million for the quarter, down $(1.7) million from the same period in 2017. Adjusted EBITDA was $24.6 million for the quarter, up $1.5 million from the same period in 2017, with growth mainly driven by improved performance in the Company's collection and disposal lines-of-business, partially offset by a decline in the recycling line-of-business.
Net cash provided by operating activities was $12.8 million for the quarter, as compared to $10.7 million for the same period in 2017. Normalized Free Cash Flow was $7.2 million for the quarter, as compared to $1.1 million for the same period in 2017.
Outlook
“While we have modeled recycling commodity prices to stay flat at the current historically low levels for the remainder of 2018, we remain confident that our outperformance in the solid waste, organics and customer solutions businesses will continue to more than offset this headwind,” Casella said. “As such, we have reaffirmed our revenue, Adjusted EBITDA, and Normalized Free Cash Flow guidance ranges for the fiscal year ending December 31, 2018.”
The estimated ranges are as follows:

•	Revenues between $618 million and $628 million;

•	Adjusted EBITDA between $135 million and $139 million; and

•	Normalized Free Cash Flow between $42 million and $46 million.
Adjusted EBITDA and Normalized Free Cash Flow related to the fiscal year ending December 31, 2018 are described in the Reconciliation of 2018 Outlook Non-GAAP Measures section of this press release.
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Friday, May 4, 2018 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.
A replay of the call will be available on the Company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 778 75 35) until 1:00 p.m. ET on May 11, 2018.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.

*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure charge, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure charge, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss) attributable to common stockholders, adjusted for the U.S. tax reform impact, the Southbridge Landfill closure charge, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income Attributable to Common Stockholders"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income Attributable to Common Stockholders divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units. Adjusted Diluted Earnings Per Common Share is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, plus cash associated with certain contract settlement charges, (less) plus cash (inflows) outflows associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, environmental remediation charges, losses on debt extinguishment, stock based compensation expense, the non-cash Southbridge Landfill closure charge, interest expense, cash interest expense, provisions for income taxes, net of deferred taxes and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and capital leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP financial measures.
Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss); while Adjusted Net Income Attributable to Common Stockholders is reconciled to net income (loss) attributable to common stockholders; Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow, Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and capital leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income Attributable to Common Stockholders, Adjusted Diluted Earnings Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things: new policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and have a material impact on the Company’s financial results; the planned capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, and the potential lawsuit relating to the North Country Landfill of which the Company received notice could result in unexpected material costs; adverse weather conditions may negatively impact the Company’s revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company’s control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2017, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31,
	2018	2017
Revenues	$147,455	$133,802
Operating expenses:
Cost of operations	105,610	94,544
General and administration	21,027	18,845
Depreciation and amortization	15,983	13,849
Contract settlement charge	2,100	—
Southbridge Landfill closure charge (1)	1,586	—
Development project charge	311	—
	146,617	127,238
Operating income	838	6,564
Other expense (income):
Interest expense, net	6,425	6,381
Loss on debt extinguishment	—	472
Other income	(89)	(81)
Other expense, net	6,336	6,772
Loss before income taxes	(5,498)	(208)
(Benefit) provision for income taxes	(1,588)	16
Net loss	$(3,910)	$(224)
Basic and diluted weighted average common shares outstanding	42,370	41,584
Basic and diluted earnings per common share	$(0.09)	$(0.01)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2018	December 31, 2017
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$2,392	$1,995
Accounts receivable - trade, net of allowance for doubtful accounts	66,287	65,953
Other current assets	16,238	16,432
Total current assets	84,917	84,380
Property, plant and equipment, net of accumulated depreciation and amortization	366,817	361,547
Goodwill	130,317	122,605
Intangible assets, net	10,282	8,149
Restricted assets	1,197	1,220
Cost method investments	12,333	12,333
Deferred income taxes	10,977	11,567
Other non-current assets	14,535	13,148
Total assets	$631,375	$614,949
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$5,037	$4,926
Accounts payable	49,603	47,081
Other accrued liabilities	29,969	36,562
Total current liabilities	84,609	88,569
Long-term debt and capital leases, less current maturities	494,934	477,576
Other long-term liabilities	90,649	86,666
Total stockholders' deficit	(38,817)	(37,862)
Total liabilities and stockholders' deficit	$631,375	$614,949

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(3,910)	$(224)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,983	13,849
Depletion of landfill operating lease obligations	2,392	1,764
Interest accretion on landfill and environmental remediation liabilities	1,422	965
Amortization of debt issuance costs and discount on long-term debt	689	646
Stock-based compensation	2,077	1,257
Gain on sale of property and equipment	(283)	(84)
Southbridge Landfill non-cash closure charge (1)	1,403	—
Development project charge	311	—
Loss on debt extinguishment	—	472
Deferred income taxes	(1,187)	(74)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(6,103)	(7,895)
Net cash provided by operating activities	12,794	10,676
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(18,958)	(414)
Acquisition related additions to property, plant and equipment	(998)	(58)
Additions to property, plant and equipment	(7,920)	(8,634)
Payments on landfill operating lease contracts	(509)	(977)
Proceeds from sale of property and equipment	342	84
Net cash used in investing activities	(28,043)	(9,999)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	66,700	71,200
Principal payments on long-term debt	(51,364)	(71,933)
Payments of debt issuance costs	—	(620)
Proceeds from the exercise of share based awards	310	358
Net cash provided by (used in) financing activities	15,646	(995)
Net increase (decrease) in cash and cash equivalents	397	(318)
Cash and cash equivalents, beginning of period	1,995	2,544
Cash and cash equivalents, end of period	$2,392	$2,226
Supplemental Disclosure of Cash Flow Information:
Cash interest	$5,547	$8,045
Cash income taxes, net of refunds	$36	$54
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$1,444	$—

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge
In June 2017, we initiated the plan to cease operations of our Southbridge Landfill. Accordingly, in the three months ended March 31, 2018, we recorded a charge associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended March 31,
	2018	2017
Charlton settlement charge (1)	$1,216	$—
Legal and transaction costs (2)	370	—
Southbridge Landfill closure charge	$1,586	$—

(1)	We established a reserve associated with the potential loss associated with the Town of Charlton's claim against us.

(2)	We incurred legal and other transaction costs associated with various matters as part of the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net loss:

	Three Months Ended March 31,
	2018	2017
Net loss	$(3,910)	$(224)
Net loss as a percentage of revenues	(2.7)%	(0.2)%
(Benefit) provision for income taxes	(1,588)	16
Other income	(89)	(81)
Loss on debt extinguishment	—	472
Interest expense, net	6,425	6,381
Southbridge Landfill closure charge	1,586	—
Contract settlement charge	2,100	—
Development project charge	311	—
Depreciation and amortization	15,983	13,849
Depletion of landfill operating lease obligations	2,392	1,764
Interest accretion on landfill and environmental remediation liabilities	1,422	965
Adjusted EBITDA	$24,632	$23,142
Adjusted EBITDA as a percentage of revenues	16.7%	17.3%
Depreciation and amortization	(15,983)	(13,849)
Depletion of landfill operating lease obligations	(2,392)	(1,764)
Interest accretion on landfill and environmental remediation liabilities	(1,422)	(965)
Adjusted Operating Income	$4,835	$6,564
Adjusted Operating Income as a percentage of revenues	3.3%	4.9%

Following is a reconciliation of Adjusted Net Income Attributable to Common Stockholders from Net loss attributable to common stockholders:

	Three Months Ended March 31,
	2018	2017
Net loss attributable to common stockholders	$(3,910)	$(224)
Loss on debt extinguishment	—	472
Southbridge Landfill closure charge	1,586	—
Contract settlement charge	2,100	—
Development project charge	311	—
Tax effect (i)	(4)	2
Adjusted Net Income Attributable to Common Stockholders	$83	$250
Diluted weighted average common shares outstanding	42,370	41,584
Dilutive effect of options and other stock awards	1,220	938
Adjusted Diluted Weighted Average Common Shares Outstanding	43,590	42,522
Adjusted Diluted Earnings Per Common Share	$—	$0.01

(i)	The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended March 31,
	2018	2017
Diluted earnings per common share	$(0.09)	$(0.01)
Loss on debt extinguishment	—	0.02
Southbridge Landfill closure charge	0.03	—
Contract settlement charge	0.05	—
Development project charge	0.01	—
Tax effect	—	—
Adjusted Diluted Earnings Per Common Share	$—	$0.01

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$12,794	$10,676
Capital expenditures	(7,920)	(8,634)
Payments on landfill operating lease contracts	(509)	(977)
Proceeds from sale of property and equipment	342	84
Free Cash Flow	$4,707	$1,149
Contract settlement charge (i)	2,100	—
Landfill closure, site improvement and remediation expenditures (ii)	426	—
Normalized Free Cash Flow	$7,233	$1,149

(i)	This includes a contract settlement charge associated with exiting a contract.

(ii)	Includes cash outlays associated with the Southbridge Landfill closure.

Following is the Consolidated Net Leverage Ratio and the reconciliations of Consolidated Funded Debt, Net from long-term debt and capital leases and Consolidated EBITDA from Net cash provided by operating activities:

Twelve Months Ended March 31, 2018
Consolidated Net Leverage Ratio (i)	3.77

(i)
Our senior secured credit agreement requires us to maintain a maximum leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and capital leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $514,068 as of March 31, 2018, or $514,460 of consolidated long-term debt and capital leases, less $392 of cash and cash equivalents in excess of $2,000 as of March 31, 2018), divided by Consolidated EBITDA. Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of March 31, 2018. A reconciliation of Consolidated EBITDA from Net cash provided by operating activities is as follows:

Twelve Months Ended March 31, 2018
Net cash provided by operating activities	$109,656
Changes in assets and liabilities, net of effects of acquisitions and divestitures	2,792
Gain on sale of property and equipment	150
Developmental project charge	(311)
Loss on debt extinguishment	(45)
Stock based compensation	(7,252)
Southbridge Landfill non-cash charge	(64,929)
Interest expense, less amortization of debt issuance costs and discount on long-term debt	22,429
Provision for income taxes, net of deferred taxes	(219)
Adjustments as allowed by the senior secured credit agreement	74,179
Consolidated EBITDA	$136,450

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2018 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's anticipated Adjusted EBITDA from anticipated Net income for the fiscal year ending December 31, 2018:

(Anticipated) Fiscal Year Ending December 31, 2018
Net income	$24,003 - $28,003
Interest expense, net	25,500
Southbridge Landfill closure charge	1,586
Contract settlement charge	2,100
Development project charge	311
Depreciation and amortization	65,000
Depletion of landfill operating lease obligations	11,000
Interest accretion on landfill and environmental remediation liabilities	5,500
Adjusted EBITDA	$135,000 - $139,000

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow from Net cash provided by operating activities:

(Anticipated) Fiscal Year Ending December 31, 2018
Net cash provided by operating activities	$108,900 - $112,900
Capital expenditures	(65,000)
Payments on landfill operating lease contracts	(7,500)
Free Cash Flow	$36,400 - $40,400
Contract settlement charge (i)	2,100
Landfill closure, site improvement and remediation expenditures (ii)	3,500
Normalized Free Cash Flow	$42,000 - $46,000

(i)	This includes a contract settlement charge associated with terminating a contract.

(ii)	This includes cash outlays associated with the Southbridge Landfill closure charge.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three months ended March 31, 2018 and 2017 are as follows:

	Three Months Ended March 31,
	2018	% of Total Revenue	2017	% of Total Revenue
Collection	$66,475	45.1%	$59,838	44.7%
Disposal	40,234	27.3%	31,281	23.4%
Power generation	1,799	1.2%	1,352	1.0%
Processing	1,420	1.0%	1,660	1.3%
Solid waste operations	109,928	74.6%	94,131	70.4%
Organics	12,200	8.2%	9,214	6.9%
Customer solutions	15,170	10.3%	13,822	10.3%
Recycling	10,157	6.9%	16,635	12.4%
Total revenues	$147,455	100.0%	$133,802	100.0%

Components of revenue growth for the three months ended March 31, 2018 compared to the three months ended March 31, 2017 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$2,844	4.8%	3.0%	2.1%
Disposal	1,195	3.8%	1.3%	0.9%
Solid Waste Price	4,039		4.3%	3.0%
Collection	324		0.3%	0.2%
Disposal	5,960		6.3%	4.5%
Processing	(102)		—%	(0.1)%
Solid Waste Volume	6,182		6.6%	4.6%
Fuel surcharge and other fees	1,189		1.3%	1.0%
Commodity price and volume	310		0.3%	0.2%
Acquisitions, net divestitures	4,077		4.3%	3.0%
Total Solid Waste	15,797		16.8%	11.8%
Organics	2,986			2.2%
Customer Solutions	1,348			1.0%
Recycling Operations:			% of Recycling Operations
Price	(4,653)		(28.0)%	(3.5)%
Volume	(1,825)		(10.9)%	(1.3)%
Total Recycling	(6,478)		(38.9)%	(4.8)%
Total Company	$13,653			10.2%

Solid waste internalization rates by region for the three months ended March 31, 2018 and 2017 are as follows:

	Three Months Ended March 31,
	2018	2017
Eastern region	50.4%	47.1%
Western region	74.5%	68.4%
Solid waste internalization	61.5%	57.1%
Components of capital expenditures (i) for the three months ended March 31, 2018 and 2017 are as follows:

	Three Months Ended March 31,
	2018	2017
Total Growth Capital Expenditures	$561	$982
Replacement Capital Expenditures:
Landfill development	2,138	2,814
Vehicles, machinery, equipment and containers	3,967	3,971
Facilities	606	580
Other	648	287
Total Replacement Capital Expenditures	7,359	7,652
Total Growth and Replacement Capital Expenditures	$7,920	$8,634

(i)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.